UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011 (August 10, 2011)

DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 10, 2011 DSW Inc. (the “Company”) announced it will settle the Premium Income Exchangeable Securities (“PIES”) assumed pursuant to the merger with Retail Ventures, Inc. (“RVI”), in shares of DSW Class A common stock. The PIES mature on September 15, 2011.

On August 10, 2011 the Company announced that its Board of Directors declared a special dividend of two dollars ($2.00) per share totaling approximately $86 million. The Board also declared a regular quarterly cash dividend of fifteen cents per share ($0.15). Both the special dividend and the regular dividend will be paid on September 30, 2011 to shareholders of record at the close of business on September 20, 2011.

A copy of the press release announcing these events is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 10, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief
Financial Officer

 Date: August 10, 2011